Exhibit 99.1

New York Mortgage Trust Reports First Quarter 2012 Results

NEW YORK, NY – May 2, 2012 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three months ended March 31, 2012.

Summary of First Quarter 2012:

•
Net income attributable to common stockholders of $5.8 million, representing net income per share of $0.42 for the quarter ended March 31, 2012, as compared to $2.5 million of net income attributable to common stockholders and net income per share of $0.27 for the quarter ended March 31, 2011.

•
Net income per share of $0.33 after excluding $0.9 million of net unrealized losses related to investment securities and related hedges associated with Agency IO investments and $2.0 million of unrealized gains related to the fair value adjustment for the Company’s multi-family loans held in securitization trust, which we refer to as “adjusted net income.”

•	Net interest income rose to $6.2 million for the quarter ended March 31, 2012, an increase of $3.7 million from the same period in the prior year.

•	First quarter 2012 adjusted portfolio margin was 658 basis points, an increase of 38 basis points from the fourth quarter 2011 portfolio margin.

•	Declared first quarter dividend of $0.25 per common share that was paid on April 25, 2012.

•	Book value per common share of $6.49 as of March 31, 2012, an increase from book value per common share of $6.12 at December 31, 2011.

Company Overview

NYMT is an internally managed real estate investment trust, or REIT, which invests in mortgage-related and financial assets. The Company currently targets multi-family CMBS and Agency RMBS, including Agency ARMs and Agency IOs. RiverBanc, LLC and The Midway Group, L.P. provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT’s CEO and President, commented, “The first quarter provided solid earnings with adjusted net income of $0.33 per share and GAAP net income per share of $0.42. The combination of a continued favorable interest rate environment and the relatively flat CPR speeds we experienced for our Agency RMBS portfolio were primary contributors to the $0.33 per share of adjusted net income for the quarter. In particular, CPR speeds for the Company’s Agency IO portfolio remained flat as compared to December 2011 CPR speeds at approximately 20%.

“During the 2012 first quarter, the Company also benefitted from tightening credit spreads across a number of asset classes, which positively impacted valuations for our CLOs and multi-family investments and helped improve the Company’s book value at March 31, 2012. On a related note, we also experienced improved valuations for our Agency IO investments, as it appears that the market has digested the expected impact of HARP II.

“On the investment front, the Company completed its third acquisition of the multi-family CMBS from the Freddie Mac K series during the 2012 first quarter by acquiring the privately placed first loss security issued by the K-03 Series for approximately $22 million. The acquisition brings the Company’s total investment in multi-family credit securities to approximately $45 million as of March 31, 2012.

“Looking forward, while management will continue to monitor and attempt to mitigate the effects of the HARP II program on the Company’s portfolio of Agency RMBS, based on our current portfolio, current interest rate and economic environment, we do not expect HARP II to have a significant future impact on the Company’s overall RMBS portfolio. The Company continues to pursue further investment and financing opportunities for its targeted assets, including possible structured financing for the Company’s multi-family securities.”

Multi-Family Loan Consolidation Reporting Requirement for the K-03 Series

On December 30, 2011, the Company acquired 100% of the privately placed first loss security of the COMM 2009-K3 Mortgage Trust (“K-03 Series”) in the secondary market for approximately $21.7 million. The K-03 Series represents the first multi-family mortgage loan securitization K-series undertaken by Freddie Mac. Based on a number of factors  the Company determined the K-03 Series was a variable interest entity (“VIE”), and that, as of January 4, 2012, it was the primary beneficiary of the K-03 Series. As a result the Company is required to consolidate the K-03 Series’ underlying multi-family loans, related debt, interest income and interest expense in the Company’s financial statements. The Company has elected the fair value option on the assets and liabilities held within the K-03 Series, which requires that changes in valuations in the assets and liabilities of the K-03 Series will be reflected in the Company’s statement of operations. As of March 31, 2012, the K-03 Series was comprised of $1.2 billion in multi-family mortgage loans held in securitization trust (net) and $1.1 billion in multi-family collateralized debt obligations (“CDOs”).  In addition, as a result of the consolidation of the K-03 Series, the Company’s statement of operations for the quarter ended March 31, 2012 included $12.2 million in interest income and $11.6 million in interest expense. Also, the Company recognized a $2.0 million unrealized gain in the statement of operations for the quarter ended March 31, 2012 as a result of the fair value accounting method election.   The Company does not have any claims to the assets (other than the security represented by our first loss piece) or obligations for the liabilities of the K-03 Series. The Company’s maximum exposure to loss from the K-03 Series is its carrying value of $24.3 million as of March 31, 2012.

Results from Operations

For the three months ended March 31, 2012, the Company reported net income attributable to common stockholders of $5.8 million as compared to $2.5 million for the three months ended March 31, 2011. The $3.3 million increase in net income attributable to common stockholders for the quarter ended March 31, 2012, as compared to the quarter ended March 31, 2011, was due primarily to a $3.7 million increase in net interest margin on the Company’s investment portfolio and loans held in securitization trusts, a net increase of $1.2 million in unrealized gains and a $0.4 million decrease in provision for loan loss for the residential loans held in securitization trusts, partially offset by a $1.1 million decrease in net realized gain on securities and related hedges, a $0.4 million decrease in income from investment in limited partnership and a $0.4 million increase in general, administrative and other expenses.

The increase in net interest margin for the three months ended March 31, 2012, as compared to the three months ended March 31, 2011, was primarily due to a 290 basis point increase in net interest spread, which was mainly driven by the Company’s Agency IO and multi-family CMBS investments, coupled with an increase in average interest earning assets, which primarily reflects the deployment of additional equity capital raised by the Company in June and December 2011.  Prior to March 2011, the Company had no investments in Agency IOs. As a result, the Company’s results for the quarter ended March 31, 2011 do not include a full quarter of results from the Agency IO portfolio.

The $1.2 million increase in net unrealized gains and losses is comprised of a $2.0 million unrealized gain related to our multi-family loans held in securitization trust offset by a $0.8 million loss on investment securities and related hedges associated with the Company’s Agency IOs. As discussed above under “Multi-Family Loan Consolidation Reporting Requirement for the K-03 Series,” effective with the first quarter of 2012, the Company consolidated the K-03 Series in its financial statements and elected the fair value accounting method to account for changes in the fair value of the multi-family loans held in securitization trust. In accordance with this treatment, unlike the treatment for the other multi-family CMBS held in our portfolio, unrealized gains and losses for the K-03 Series are reflected in the statement of operations and not as an adjustment to stockholders’ equity.

Finally, the $1.1 million decrease in net realized gain on securities and related hedges is primarily due to the realized gains from the sale of certain CLOs during the three months ended March 31, 2011. The Company did not sell any CLOs during the three months ended March 31, 2012.

Book value per common share as of March 31, 2012 was $6.49, representing an increase of $0.37 per common share from the Company’s book value at December 31, 2011.  The book value included net unrealized gains of $1.10 per common share and is presented as accumulated other comprehensive income, including $1.11 per share of net unrealized gains related to available for sale securities and $0.01 per share of unrealized derivative losses related to cash flow hedges.

A reconciliation between net income excluding the unrealized gains and losses on investment securities and related hedges associated with our Agency IO investments and our multi-family loans held in securitizations trust and GAAP net income attributable to common stockholders for the three months ended March 31, 2012 and 2011, respectively, is presented below (dollar amounts in thousands, except per share):

	For the Three Months Ended March 31, 2012		For the Three Months Ended March 31, 2011
	Amounts	Per Share	Amounts	Per Share

Net Income Attributable to Common Stockholders – GAAP	$5,839	$0.42	$2,514	$0.27
Adjustments
Unrealized losses on investment securities and related hedges associated with Agency IO investments	872	0.06	40	—
Unrealized gain on multi-family loans held in securitization trust	(2,023)	(0.15)	—	—
Net income attributable to common stockholders excluding unrealized gains and losses	$4,688	$0.33	$2,554	$0.27

Portfolio Allocation

The following table sets forth our allocated equity by investment type at March 31, 2012:

(dollar amounts in thousands)	Agency ARMs	Agency IOs	Multi-Family CMBS	Multi- Family Securitized Loans (1)	Residential Securitized Loans	Other (2)	Total

Carrying value	$64,475	$66,665	$20,941	$1,155,183	$200,809	$43,095	$1,551,168
Liabilities
Callable (3)	(55,741)	(45,344)	(10,800)	-	-	(6,500)	(118,385)
Non callable	-	-	-	(1,130,851)	(194,765)	(45,000)	(1,370,616)
Hedges (Net) (4)	(193)	10,185	-	-	-	-	9,992
Cash	-	-	-	-	-	8,875	8,875
Other	-	12,849	-	-	-	(847)	12,002

Net equity allocated	$8,541	$44,355	$10,141	$24,332	$6,044	$(377)	$93,036

(1)	The Company determined it is the primary beneficiary of the COMM 2009-K3 Mortgage Trust, the issuing trust for the K-03 Series and has consolidated the K-03 Series into the financial statements.
(2)
Other includes $26.4 million in CLOs, $5.1 million in investment in limited partnership, $4.3 million in loans held for investment and $3.6 million in non-Agency RMBS. Other callable liabilities include a $6.5 million repurchase agreement on our CLO securities and other non-callable liabilities consist of $45.0 million in subordinated debentures.

(3)	Includes repurchase agreements.
(4)	Includes derivative assets, receivable for securities sold, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

Portfolio Asset Yields

The following table summarizes the Company’s significant assets at or for the quarter ended March 31, 2012, classified by relevant categories (dollar amounts in thousands):

	Carrying Value	Coupons(1)	Yield(1)	CPR(1)
Agency RMBS	$64,475	3.57%	2.62%	18.1%
Agency IOs	66,665	5.23%	16.82%	19.6%
CMBS	20,941	4.72%	12.18%	NA
Residential Securitized Loans	200,809	2.76%	2.68%	8.2%
Multi-Family Securitized Loans (2)	1,155,183	5.86%	4.30%	NA
CLO	26,389	4.51%	40.37%	NA

(1)	Coupons, yields and CPRs are based on first quarter 2012 weighted average balances.

(2)
As discussed above, the Company consolidated the K-03 Series in its financial statements. The Company’s maximum exposure to loss from the K-03 Series is its carrying value of $24.3 million as of March 31, 2012, which represents the Company’s investment in the K-03 Series.  After excluding all assets and liabilities of the K-03 Series other than the security represented by the privately placed first loss security owned by the Company, the yield on the Company’s investment was 13.98% for the quarter ended March 31, 2012.

As of March 31, 2012, the Company funded a portion of its investment portfolio with $118.4 million of repurchase agreement borrowings with an average interest rate of 1.30%.  In addition, as part of the hedging strategy for its Agency IOs, the Company had a net long position $244.1 million of To-Be-Announced (“TBA”) securities as of March 31, 2012.

As of March 31, 2012, the Company had $200.8 million of residential mortgage loans held in securitization trusts (net) permanently financed with $194.8 million of residential collateralized debt obligations. As of March 31, 2012, delinquencies greater than 60 days on loans held in securitization trusts represented 9.28% of the loan portfolio.  As of March 31, 2012, the Company had reserves totaling $3.0 million for loan losses. In addition, as of March 31, 2012, the Company’s balance sheet included five real estate owned properties totaling $1.3 million.

Finally, as of March 31, 2012 and as previously discussed above, the Company had $1.2 billion of multi-family loans held in securitization trust permanently financed with $1.1 billion of multi-family CDOs for a net exposure of approximately $24.3 million.

Federal Housing Finance Agency HARP II Program

In November, the U.S. Government announced details of HARP II, which is a program designed to assist borrowers who are current with their mortgage payments but are unable to refinance due to property valuation ratios.  HARP II targets homeowners who did not participate in the original version of HARP and whose mortgages were originated prior to June 1, 2009.  The following table summarizes the investment securities in our portfolio that contain mortgages which are eligible for refinancing and thus may be prepaid under HARP II given the parameters of the program.

HARP II Eligible Agency RMBS (Collateralized by loans originated prior to June 2009)

	Weighted Average Coupon (“WAC”) of Underlying Loans
	< 4.0%	< 4.5%	< 5.0%	< 5.5%	> 5.5%
Agency ARMs	$20,208	-	-	-	$13,508
Agency IOs	-	-	-	$6,771	$6,994

The Company does not believe securities backed by loans with WAC’s less the 4.0% are at risk to the HARP II program as the borrower has minimal rate incentive to refinance.  In addition, the Agency ARMs with coupons greater than 5.5% have an average coupon reset period of 12 months. Based on current interest rates we project that the new coupon would be approximately 2.8% upon reset, thus reducing the borrower’s incentive to refinance.

Prepayment History Agency RMBS Portfolio

		Quarterly Averages		Monthly Averages
	Carrying Value 3/31/2012	3/31/2012	12/31/2011	01/31/2012	02/29/2012	3/31/2012		04/30/2012
Agency ARMs	$64,475	18.1%	16.9%	23.3%	23.1%	7.8	% (1)	29.8	% (1)
Agency IOs	$66,665	19.6%	19.5%	20.2%	19.1%	19.5%		20.1%

(1)	The variance may be due to a delay in servicer reporting as the average between months is consistent with the last several months of reporting.

Analysis of Changes in Book Value

The following table analyzes the changes in book value for the quarter ended March 31, 2012 (amounts in thousands, except per share):

	Three Months Ended March 31, 2012
	Amount	Shares	Per Share(1)
Beginning Balance	$85,278	13,938	$6.12
Stock issuance	7	1	0.00
Restricted shares	51	236	0.00
Balance after share issuance activity	85,336	14,175	6.02
Dividends declared	(3,544)		(0.25)
Net change AOCI:(2)
Hedges	111		0.01
RMBS	364		0.03
CMBS	896		0.06
CLOs	2,954		0.21
Net income excluding unrealized gains and losses on Agency IOs and related hedges and multi-family loans held in securitization trust	4,688		0.33
Unrealized net losses on Agency IOs and related hedges	(872)		(0.06)
Unrealized gain on multi-family loans held in securitization trust	2,023		0.14
Ending Balance	$91,956	14,175	$6.49

(1)	Outstanding shares used to calculate book value per share for the quarter ended period is based on outstanding shares as of March 31, 2012 of 14,175,494.
(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Thursday, May 3, 2012, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three months ended March 31, 2012. The conference call dial-in number is (877) 312-8806. The replay will be available until Thursday, May 10, 2012 and can be accessed by dialing (855) 859-2056 and entering passcode 76900587. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2012 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about May 4, 2012. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release presents a non-GAAP financial measure that excludes certain items. This non-GAAP financial measure, which is referred to as “net income attributable to common stockholders excluding unrealized gains and losses on investment securities and related hedges associated with Agency IO investments and multi-family loans held in securitizations trust,” is provided to enhance the user's overall understanding of our financial performance. Specifically, management believes the non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. The non-GAAP financial measure presented by the company should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Moreover, this non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measure included in this earnings release has been reconciled above to the nearest GAAP measure.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “Agency ARMs” refers to Agency RMBS consisting of adjustable-rate and hybrid adjustable-rate RMBS; “Agency IOs” refers to Agency RMBS comprised of IOs; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family securitized loans” refers to the commercial mortgage loans comprising the Freddie Mac Multifamily Securitization K-03 Series held in securitization trust; “CDO” refers to collateralized debt obligation; and “CLO” refers to collateralized loan obligation.

When used in the press release, the term "adjusted portfolio margin" refers to the portfolio margin for our investment portfolio excluding all assets and liabilities of the K-03 Series other than the security represented by the privately placed first loss K-03 Series security acquired by the Company on December 30, 2011.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets multi-family CMBS and Agency RMBS, including Agency ARMs and Agency IOs.

CONTACT:             AT THE COMPANY
Steven R. Mumma
CEO, President
Phone:  (212) 792-0109
Email: smumma@nymtrust.com

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets; changes in government regulations affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the Three Months
	Ended March 31,
	2012	2011
INTEREST INCOME:
Investment securities and other	$5,547	$2,264
Multi-family loans held in securitization trust	12,200	-
Residential loans held in securitization trusts	1,344	1,430
Total interest income	19,091	3,694

INTEREST EXPENSE:
Investment securities and other	452	339
Multi-family loans held in securitization trust	11,574	-
Residential loans held in securitization trusts	359	379
Subordinated debentures	499	466
Total interest expense	12,884	1,184

NET INTEREST INCOME	6,207	2,510

OTHER INCOME (EXPENSE):
Provision for loan losses	(230)	(633)
Income from investment in limited partnership	370	784
Realized gain on investment securities
and related hedges, net	1,069	2,191
Unrealized loss on investment securities
and related hedges, net	(872)	(40)
Unrealized gain on multi-family loans held in securitization trust	2,023	-
Total other income	2,360	2,302

General, administrative and other expenses	2,668	2,293
Total general, administrative and other expenses	2,668	2,293

INCOME FROM CONTINUING OPERATIONS	5,899	2,519
Loss from discontinued operation – net of tax	(9)	(5)
NET INCOME	5,890	2,514
Net income attributable to noncontrolling interest	51	-
NET INCOME ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$5,839	$2,514

Basic income per common share	$0.42	$0.27
Diluted income per common share	$0.42	$0.27
Dividends declared per common share	$0.25	$0.18
Weighted average shares outstanding-basic	13,998	9,433
Weighted average shares outstanding-diluted	13,998	9,433

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011
ASSETS	(unaudited)

Investment securities available for sale, at fair value (including pledged
securities of $145,153 and $129,942, respectively)	$182,022	$200,342
Residential mortgage loans held in securitization trusts (net)	200,809	206,920
Multi-family mortgage loans held in securitization trust (net)	1,155,183	-
Derivative assets	244,915	208,218
Mortgage loans held for investment	4,323	5,118
Investment in limited partnership	5,123	8,703
Cash and cash equivalents	8,875	16,586
Receivable for securities sold	-	1,133
Receivables and other assets	40,199	35,685
Total Assets	$1,841,449	$682,705

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements, portfolio investments	$118,385	$112,674
Residential collateralized debt obligations	194,765	199,762
Multi-family collateralized debt obligations	1,130,851	-
Derivative liabilities	3,064	2,619
Payable for securities purchased	245,294	228,300
Accrued expenses and other liabilities	11,054	8,043
Subordinated debentures	45,000	45,000
Total liabilities	1,748,413	596,398
Commitments and Contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 authorized, 14,175,494 and
13,938,273 shares issued and outstanding, respectively	142	139
Additional paid-in capital	150,221	153,710
Accumulated other comprehensive income	15,617	11,292
Accumulated deficit	(74,024)	(79,863)
Total stockholders' equity	91,956	85,278
Noncontrolling interest	1,080	1,029
Total equity	93,036	86,307
Total Liabilities and Equity	$1,841,449	$682,705